SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2004

ePresence, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

000-20364	04-2798394
(Commission File Number)	(I.R.S. Employer Identification No.)

120 Flanders Road

Westboro, Massachusetts 01581

(Address of Principal Executive Offices, Including Zip Code)

(508) 898-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On April 5, 2004, ePresence, Inc. (“ePresence”) entered into a Waiver and Amendment to the Asset Purchase Agreement dated October 22, 2003 between ePresence and Unisys Corporation (the “Waiver”). The full text of the Waiver is attached to this Current Report on Form 8-K as Exhibit 99.1.

On April 7, 2004, ePresence issued a press release entitled “ePresence Provides Update on the Sale of its Services Business and Plan of Liquidation.” The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePRESENCE, INC.

Date: April 7, 2004	By:	/S/ RICHARD M. SPAULDING
Richard M. Spaulding Senior Vice President and Chief Financial Officer, Treasurer and Clerk (Principal Financial and Principal Accounting Officer)

Exhibit Index

99.1	Waiver and Amendment between Unisys Corporation and ePresence, Inc. dated April 5, 2004.

99.2	Press release dated April 7, 2004 entitled “ePresence Provides Update on the Sale of its Services Business and Plan of Liquidation.”